UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  January 31, 2012
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At a special meeting of the Board of Directors (the “Board”) of Merit Medical Systems, Inc. (the “Company”) held on January 31, 2012, the Board adopted a First Amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). The Amendment modifies the time period in which the Company must either close its stock transfer books or set a record date in advance of determining shareholders entitled to notice of or to vote at any meeting of the Company’s shareholders. Previously, the Bylaws provided that the Company must take either such action not to exceed fifty days prior to a shareholder meeting. The Amendment modifies the Bylaws to change the fifty-day notice period to sixty days.
The above summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 3.1 to this report and incorporated by reference into this Item 5.03.
Item 7.01 Regulation FD Disclosure.
On February 1, 2012, the Company issued a press release announcing the Company's acquisition of substantially all of the assets of Ostial Solutions, LLC, a medical device development company focusing on the treatment of coronary and renal aorto-ostial disease. The text of the press release is attached as Exhibit 99.1 to this report and incorporated by reference into this Item 7.01.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

3.1	First Amendment to Amended and Restated Bylaws of Merit Medical Systems, Inc.

99.1	Press release of Merit Medical Systems, Inc., dated February 1, 2012, entitled "Merit Medical Announces the Purchase of the Assets of Ostial Solutions, LLC."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: February 6, 2012	By:	/s/ Rashelle Perry
Rashelle Perry Chief Legal Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	First Amendment to Amended and Restated Bylaws of Merit Medical Systems, Inc.
99.1	Press Release, dated February 1, 2012, entitled "Merit Medical Announces the Purchase of the Assets of Ostial Solutions, LLC"

4